UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 5, 2019

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11222 Richmond Avenue, Suite 195, Houston, Texas 77082

(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2019, the Board of Directors of American International Holdings Corp (“AMIH” or the “Company”) adopted and approved a 2019 Stock Option and Incentive Plan (the “Plan”). The Plan is intended to promote the interests of the Company by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company. The maximum number of shares available to be issued under the Plan is currently 10,000,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future.

The Plan is administered by the Company’s Board of Directors. Persons eligible to participate in the Plan must: (i) be a natural person, (ii) provide bona fide services to the Company, and (iii) provide services to the Company that services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the registrant’s securities. All grants under the Plan are intended to comply with the requirements under Internal Revenue Code Section 409A and activities under the Plan will be administered accordingly.

Options granted under the Plan are evidenced by agreement between the recipient and the Company, subject to the following general provisions: (i) a recipient of employee stock option may not exercise any options which would cause him/her/it to hold more than 4.9% of the Company’s issued and outstanding common or voting stock, unless such limitation is waived by providing 61 days’ written notice to the Company, but in no event may exercise options that would cause such recipient to hold more than 9.9% of the Company’s issued and outstanding common or voting stock; and (ii) the term of stock options shall be limited to a maximum of two years, unless otherwise approved by the Board of Directors. A copy of the Plan is attached hereto as Exhibit 1.1.

(d) Exhibits.

Exhibit No.	Description

1.1	American Holdings International Corp. 2019 Employee Stock Option Plan, dated July 5, 2019.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance, and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate.

Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in AMIH’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. AMIH assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP

Dated: July 8, 2019	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer